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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

         Dated: February 12, 2003

                                    WAM Acquisition GP, Inc.
                                     for itself and as general partner of
                                     LIBERTY WANGER ASSET
                                     MANAGEMENT, L.P.

                                    By: /s/ Bruce H. Lauer
                                        --------------------------------------
                                            Bruce H. Lauer
                                            Senior Vice President and Secretary

                                    LIBERTY ACORN TRUST

                                    By: /s/ Bruce H. Lauer
                                        --------------------------------------
                                            Bruce H. Lauer
                                            Vice President, Treasurer and
                                            Secretary

                                    WANGER ADVISORS TRUST

                                    By: /s/ Bruce H. Lauer
                                        --------------------------------------
                                            Bruce H. Lauer
                                            Vice President, Treasurer and
                                            Secretary

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